Exhibit 10.2

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

AGREEMENT made as of             , 2006, by and between PowerShares DB US Dollar Index Trust (the “Trust”) and DB US Dollar Index Master Trust (the “Master Trust,” and collectively with the Trust, referred to as the “Trusts”), each entity listed on Exhibit A hereto, each a separate series of either the Trust or the Master Trust (each, a “Fund”; collectively, the “Funds”), and The Bank of New York, a New York banking organization (“BNY”).

W I T N E S S E T H :

WHEREAS, each of the Trusts, on behalf of each of their corresponding Funds, desire to retain BNY to provide the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1. Appointment.

Each of the Trusts, on behalf of each of their corresponding Funds, hereby appoints BNY as its agent for the term of this Agreement to perform the services described herein. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

2. Representations and Warranties.

Each of the Trust and Master Trust, on behalf of each of their corresponding Funds, as applicable, hereby represent and warrant to BNY, which representations and warranties shall be deemed to be continuing, that:

(a) Each of the Trust and Master Trust is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement on behalf of each Fund and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Trusts on its own behalf and on behalf of each Fund, in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trusts and each Fund, enforceable in accordance with its terms;

(c) The Trusts and each Fund are conducting their respective businesses in compliance with all applicable laws and regulations, both state and federal, and have obtained all regulatory licenses, approvals and consents necessary to carry on their respective businesses as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and

(d) To the extent the performance of any services described in Schedule II attached hereto by BNY in accordance with the then effective Prospectus (as hereinafter defined) for the Funds would violate any applicable laws or regulations, the Funds shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate valuations, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY, instruct BNY in writing to value assets and/or compute net asset value or other computations in a manner each Fund specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by such Fund that the same is consistent with all applicable laws and regulations and with its Prospectus.

3. Delivery of Documents.

(a) The Trusts and each Fund will promptly deliver to BNY true and correct copies of each of the following documents, as applicable, as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

(i) The Trust’s organizational document and all amendments thereto (the “Charter”);

(ii) The Trusts’ registration statement most recently filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of the Fund (the “Registration Statement”) and the prospectus therein contained (the “Prospectus”);

(b) Each copy of the certificate of trust for the Trust and Master Trust shall be certified by the Secretary of State (or other appropriate official) of the State of Delaware, and if the certificate of trust for the Trust and Master Trust is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY. Each copy of the Registration Statement and Prospectus, and all amendments thereto, shall be certified by DB Commodity Services LLC, in its capacity as managing owner (the “Managing Owner”) of each of the Funds.

(c) It shall be the sole responsibility of the Trust and Master Trust to deliver to BNY the currently effective Prospectus with respect to each Fund and BNY shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by BNY.

4. Duties and Obligations of BNY.

(a) Subject to the direction and control of DB Commodity Services LLC, in its capacity as managing owner of each of the Funds, and the provisions of this Agreement, BNY shall provide separately to each Fund (i) the administrative services set forth on Schedule I attached hereto and (ii) the valuation and computation services listed on Schedule II attached hereto. Without limiting the foregoing, it is agreed that all services with respect to federal, state and local income tax matters, including the preparation and filing of returns and reports, shall be provided by a third party retained by or on behalf of the Funds, initially Price Waterhouse Coopers, and not by BNY.

(b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

(c) BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund’s financial records, other than those listed in Schedules I and II attached hereto, or other services normally performed by the Funds’ respective counsel or independent auditors.

(d) Upon receipt of prior written consent by the Trusts, on behalf of their corresponding Fund, each as applicable (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. BNY shall not be liable to the Trust, the Master Trust or to any Fund for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as BNY acts in good faith and without negligence or willful misconduct in the selection of such delegee or agent.

(e) Each of the Trusts, on behalf of each of their corresponding Funds, shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled to rely, and shall be held harmless by the Trusts and each of the Funds, as applicable, when acting in reliance, upon the information, documents and advice relating to such Fund provided to BNY by any of the aforementioned persons or Proper Instructions (as hereinafter defined). BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Trusts or any Fund to cause any information, documents or advice to be provided to BNY as provided herein. All fees or costs charged by such persons shall be borne by the appropriate Fund.

(f) Nothing in this Agreement shall limit or restrict BNY, any affiliate of BNY or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to same or all of the services provided hereunder.

(g) The Trusts, on behalf of each of their corresponding Funds, shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. BNY shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Trusts, on behalf of each of their corresponding Funds, shall also furnish BNY by Proper Instruction with bid, offer, or market values of assets if BNY notifies such Fund that same are not available to BNY from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time-to-time, the Trusts, on behalf of each of their corresponding Funds, also may furnish BNY by Proper Instruction with bid, offer, or market values of assets and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any pricing or similar service. In no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the applicable Fund.

(h) BNY may apply to an officer of the Trusts, on behalf of each of their corresponding Funds, for Proper Instructions with respect to any matter arising in connection with BNY’s performance hereunder for such Fund, and BNY shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such Proper Instructions. Such application for Proper

Instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received Proper Instructions in response to such application specifying the action to be taken or omitted.

(i) BNY may consult with counsel to the appropriate Fund or its own counsel, at such Fund’s expense, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

(j) Notwithstanding any other provision contained in this Agreement or Schedule I or II attached hereto, BNY shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify any Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund, (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

(k) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

(l) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Proper Instructions furnished to it by the Trusts, on behalf of each of their corresponding Funds, and shall have no duty or obligation to review the accuracy, validity or propriety of such Proper Instructions including, without limitation, evaluations; the amounts or formula for calculating the amounts and times of accrual of liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of assets; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of a Fund. In the event BNY’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of other assets by a Fund or any third party described in this paragraph (l) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

(m) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by such Fund.

(n) BNY shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without BNY, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, communications or computer (hardware or software) services. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

(o) BNY shall provide the Funds with custodial and transfer agency services on BNY’s standard terms for no additional consideration.

5. Allocation of Expenses.

Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the Trust, Master Trust on behalf of their corresponding Funds, as appropriate, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund’s officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal or state securities laws of each Fund or its shares, costs (including printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to such Fund’s shareholders, all expenses incidental to holding meetings of such Fund’s shareholders, and extraordinary expenses as may arise, including litigation affecting such Fund and legal obligations relating thereto for which the Fund may have to indemnify third parties. BNY shall maintain separate and distinct records with respect to all costs and expenses for each Fund.

6. Standard of Care; Indemnification.

(a) Except as otherwise provided herein, BNY shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trusts, or the Trusts on behalf of each of their corresponding Funds, except those costs, expenses, damages, liabilities or claims arising out of BNY’s own gross negligence or willful misconduct. In no event shall BNY be liable to the Trusts or to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. BNY shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions, or for delays caused by circumstances beyond BNY’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of BNY.

(b) Subject to the limitations set forth in Section 7 below, the Trust, the Master Trust and/or each Fund, as applicable, shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trusts or a Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action taken or omitted to be taken by BNY in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s Registration Statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for each Fund, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of this Agreement; provided, that neither the Trust, Master Trust or any Fund shall indemnify BNY for costs, expenses, damages, liabilities or claims for which BNY is liable under preceding Section 6(a). This indemnity shall be a continuing obligation of each the Trusts and each Fund, their respective successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, the Trust, the Master Trust and/or each Fund, as applicable, shall indemnify

BNY against and save BNY harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(i) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any third party described above or by or on behalf of a Fund;

(ii) Action or inaction taken or omitted to be taken by BNY pursuant to Proper Instructions of the Trusts on behalf of their corresponding Funds or otherwise without gross negligence or willful misconduct;

(iii) Any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for the Trusts or a Fund or its own counsel;

(iv) Any improper use by the Trusts or a Fund or its agents, distributor or investment advisor of any valuations or computations supplied by BNY pursuant to this Agreement;

(v) The method of valuation and the method of computing net asset value; or

(vi) Any valuations or net asset value provided by the Trusts on behalf of their corresponding Funds.

(c) Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by BNY to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trusts on behalf of their corresponding Funds or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

7. Limitation of Liability.

BNY agrees that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of each Fund shall be limited such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Fund shall be enforceable against the assets of that particular Fund only, and not against the assets of the Trust or Master Trust generally or the assets of any other Fund and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing and relating to this Agreement with respect to the

Trust or Master Trust generally and any other Fund shall be enforceable against the assets of such particular Fund.

8. Compensation.

For the services provided hereunder, the Trusts, on behalf of their corresponding Funds, agree to pay BNY such compensation as is mutually agreed from time-to-time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. The Trusts, on behalf of their corresponding Funds, authorize BNY to debit such Fund’s custody account for all amounts due and payable hereunder. BNY shall deliver to each Fund invoices for services rendered after debiting such Fund’s custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, each Fund’s net asset value shall be computed at the times and in the manner specified in the Fund’s Prospectus.

9. Term of Agreement.

(a) This Agreement shall continue until terminated by either BNY giving to the Trust or the Master Trust, on behalf of their corresponding Funds, or the Trust or the Master Trust, on behalf of their corresponding Funds, giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than ninety (90) days after the date of the giving of such notice. Upon termination hereof, the affected Fund(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder. Termination of this Agreement by any Fund shall not constitute termination by any other Fund unless separate notice is given.

(b) Notwithstanding the foregoing, BNY may terminate this Agreement upon thirty (30) days prior written notice to the Trust or the Master Trust, on behalf of their corresponding Funds (as applicable), if such Fund shall terminate its custody agreement with The Bank of New York, or fail to perform its obligations hereunder in a material respect.

10. Authorized Persons.

Attached hereto as Exhibit B is a list of persons duly authorized to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of such Fund. From time-to-time the Trust or the Master Trust, on behalf of their corresponding Funds, may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY. Any instructions or specifications from any such persons are referred to as “Proper Instructions.”

11. Amendment.

This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and the Trust and/or the Master Trust on behalf their corresponding Fund(s) to be bound thereby.

12. Assignment.

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of BNY, or by BNY without the written consent of the affected Fund.

13. Governing Law; Consent to Jurisdiction.

Except with respect to Paragraph 7 above, which shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware, this Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each of the Trust or the Master Trust, on behalf of itself and on behalf of each of their corresponding Funds, hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. Other than as contemplated by paragraph 7 above, to the extent that in any jurisdiction the Trust or Master Trust, on their own behalf or behalf of their corresponding Funds, may now or hereafter be entitled to claim, for themselves or their assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Trust, Master Trust, on their own behalf and on behalf of each of their corresponding Funds, irrevocably agree not to claim, and each hereby waives, such immunity.

14. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

15. No Waiver.

Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time-to-time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

16. Notices.

All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

if to a Fund, at

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Attention: Kevin Rich

if to BNY, at

The Bank of New York

2 Hanson Place, 12th Floor

Brooklyn, New York 11217

Attention: Stephen Manners

Title: Vice President

or at such other place as may from time-to-time be designated in writing. Notices hereunder shall be effective upon receipt.

17. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

18. Several Obligations.

The parties acknowledge that the obligations of each of the Trust, Master Trust and the Funds hereunder are several and not joint, that none of the foregoing shall be liable for any amount owing by another and that they have executed one instrument for convenience only.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers as of the day and year first above written.

POWERSHARES DB US DOLLAR INDEX TRUST By: DB COMMODITY SERVICES LLC, as Managing Owner of PowerShares DB US Dollar Index Trust

By:
Name: Title:	Kevin Rich Director and Chief Executive Officer

By:
Name: Title:	Gregory Collett Chief Operating Officer

POWERSHARES DB US DOLLAR INDEX TRUST WITH RESPECT TO POWERSHARES DB US DOLLAR INDEX BULLISH FUND By: DB COMMODITY SERVICES LLC, as Managing Owner of PowerShares DB US Dollar Index Bullish Fund

By:
Name: Title:	Kevin Rich Director and Chief Executive Officer

By:
Name: Title:	Gregory Collett Chief Operating Officer

POWERSHARES DB US DOLLAR INDEX TRUST WITH RESPECT TO POWERSHARES DB US DOLLAR INDEX BEARISH FUND By: DB COMMODITY SERVICES LLC, as Managing Owner of PowerShares DB US Dollar Index Bearish Fund

By:
Name: Title:	Kevin Rich Director and Chief Executive Officer

By:
Name: Title:	Gregory Collett Chief Operating Officer

DB US DOLLAR INDEX MASTER TRUST By: DB COMMODITY SERVICES LLC, as Managing Owner of DB US Dollar Index Master Trust

By:
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:
Name:	Gregory Collett
Title:	Chief Operating Officer

DB US DOLLAR INDEX MASTER TRUST WITH RESPECT TO DB US DOLLAR INDEX BULLISH MASTER FUND By: DB COMMODITY SERVICES LLC, as Managing Owner of DB US Dollar Index Bullish Master Fund

By:
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:
Name:	Gregory Collett
Title:	Chief Operating Officer

DB US DOLLAR INDEX MASTER TRUST WITH RESPECT TO DB US DOLLAR INDEX BEARISH MASTER FUND By: DB COMMODITY SERVICES LLC, as Managing Owner of DB US Dollar Index Bearish Master Fund

By:
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:
Name:	Gregory Collett
Title:	Chief Operating Officer

DB COMMODITY SERVICES LLC, as
managing owner of each of the Funds

By:
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:
Name:	Gregory Collett
Title:	Chief Operating Officer

THE BANK OF NEW YORK

By:
Name:
Title:

EXHIBIT A

Name of Fund (Each a series of the Trust)

PowerShares DB US Dollar Index Bullish Fund

PowerShares DB US Dollar Index Bearish Fund

Name of Fund (Each a series of the Master Trust)

DB US Dollar Index Bullish Master Fund

DB US Dollar Index Bearish Master Fund

EXHIBIT B

I, Sonja Olsen, of DB Commodity Services LLC, a Delaware limited liability company and the sole managing owner of each of PowerShares DB US Dollar Index Bullish Fund; PowerShares DB US Dollar Index Bearish Fund; DB US Dollar Index Bullish Master Fund; and DB US Dollar Index Bearish Master Fund (collectively, the “Funds”), in my capacity as Secretary of DB Commodity Services LLC and not in my individual capacity, do hereby certify that:

The following individuals are authorized to give written or oral instructions or written or oral specifications by or on behalf of each of the Funds to The Bank of New York and the signatures set forth opposite their respective names are their true and correct signatures.

Name	Signature
Kevin Rich

Gregory Collett

Robert Lazarus

IN WITNESS WHEREOF, I have hereunto set my hand as of the date set forth below:

By:
Sonja Olsen

Dated:                          , 2006

SCHEDULE I

ADMINISTRATIVE SERVICES

1.	Under the terms of an annex to this Agreement, test and document compliance by each Fund with policies and restrictions which will be specified and agreed to in the annex. The review and testing procedures to be applied shall first be agreed by BNY and DB Commodity Services LLC and will be specified in such annex.

2.	Provide periodic reports and other information to the sponsor and the sponsor’s accountants to assist in the periodic updating of the Registration Statement, Prospectus, and the preparation of Form 10-K and Form 10-Q and proxy materials, if any, with respect to the Trusts and each Fund.

3.	Assist each Fund in obtaining fidelity bond and E&O/D&O insurance coverage.

4.	Prepare separate and distinct statistical reports for each Fund for outside information services.

5.	Attend shareholder meetings as requested from time-to-time.

6.	Establish appropriate expense accruals and maintain expense files for each Fund (each of which shall be separate and distinct from each other) and coordinate the payment of invoices.

7.	Maintain certain books and records in respect of the Funds as listed on Schedule A to that certain Acknowledgment dated as of August 29, 2006, by and among DB Commodity Services LLC, a commodity pool operator of the Funds, BNY and ALPS Distributors, Inc., as amended from time-to-time.

8.	When applicable BNY accepts delegation of the obligations of DB Commodity Services LLC as contemplated under Section 17(e) of the Participant Agreement.

SCHEDULE II

VALUATION AND COMPUTATION SERVICES

I. With respect to each Fund, BNY shall maintain separate and distinct records on a daily basis with respect to the following:

1.	Report of priced portfolio assets

2.	Statement of net asset value per share

II. With respect to each Fund, BNY shall maintain separate and distinct records on a monthly basis with respect to the following:

1.	General Ledger

2.	General Journal

3.	Cash Receipts Journal

4.	Cash Disbursements Journal

5.	Subscriptions Journal

6.	Redemptions Journal

7.	Accounts Receivable Reports

8.	Accounts Payable Reports

9.	Open Subscriptions/Redemption Reports

10.	Transaction Journal

11.	Broker Net Trades Reports

III. BNY shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker’s Ledger) on a semiannual basis for each Fund. Schedule D shall be produced on an annual basis for each Fund.

The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, the Securities and Exchange Commission and the Fund’s Auditors.

IV. For internal control purposes, BNY uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Fund:

1.	Assets bought

2.	Assets sold

3.	Interest received

4.	Capital stock sold

5.	Capital stock redeemed

6.	Other income and expenses

All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.